CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of CMG High Income Plus Fund, and to the use of our report dated March 24, 2005 on the financial statements and financial highlights of CMG High Income Plus Fund.   Such financial statements and financial highlights appear in the 2005 Annual Report to Shareholders which is included in the Statement of Additional Information.

                                                                                    TAIT, WELLER & BAKER

Philadelphia, Pennsylvania

May 31, 2005